SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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|X|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14C-5(D)(2))

|_|   Definitive Information Statement

                         SALIVA DIAGNOSTIC SYSTEMS, INC.
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                (Name of Registrant as Specified in Its Charter)

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|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1) Title of each class of securities to which transaction applies:

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      2) Aggregate number of securities to which transaction applies:

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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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|_| Fee paid previously with preliminary materials.

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previously. Identify the previous filing by registration statement number, or
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      1) Amount previously paid:

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                         SALIVA DIAGNOSTIC SYSTEMS, INC.
                               1 Clarks Hill Road
                               Framingham MA 01702


                                 (508) 872-2625

                              INFORMATION STATEMENT

                                  INTRODUCTION

      This information statement is being mailed or otherwise furnished to stockholders of record as of December 13, 2005 of SALIVA DIAGNOSTIC SYSTEMS, INC., a Delaware corporation, in connection with a certain stockholder action taken by written consent of the holders of a majority of our outstanding shares of common stock of record as of November 15, 2005 to approve an amendment to our Certificate of Incorporation, as amended and restated (the "Amendment"). The purpose of the Amendment is to change the name of the Corporation to "StatSure Diagnostic Systems, Inc.".

      Our board of directors approved the Amendment on November 15, 2005 and recommended that the Amendment be approved by our stockholders.

      The Amendment will become effective when filed with the Secretary of State of the State of Delaware, which will be not less than twenty days from the date of first mailing of this Information Statement. We anticipate the filing of the Amendment will occur on or about January 6, 2006.

            Our board of directors has fixed the close of business on December 7, 2005 as the record date for the determination of stockholders who are entitled to give consent and receive this information statement.

      This information statement is being sent to stockholders on or about December 16, 2005.



                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU

                      ARE REQUESTED NOT TO SEND US A PROXY


           The date of this information statement is December 6, 2005

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AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO CHANGE THE
NAME OF THE CORPORATION TO "StatSure Diagnostic Systems, Inc.".

      On November 15, 2005, our board of directors voted unanimously to authorize and recommend that our stockholders approve a proposal to effect a change in the name of the Corporation to "StatSure Diagnostic Systems, Inc.". A form of the Amendment is annexed hereto.

      The Amendment requires the approval of holders of a majority of the outstanding shares of our Common Stock. Under Delaware law, we are permitted to obtain approval of the Amendment by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve the Amendment at a meeting at which all shares entitled to vote thereon were present and voted.

      In order to eliminate the costs of and time involved in holding a special meeting of our stockholders, we have obtained the written consent of Helenka Bodner and Leo Ehrlich to the Amendment, who, as of November 15, 2005, owned in the aggregate 20,634,338 shares of our Common Stock, representing approximately 63.5% of our outstanding Common Stock as of that date. Their holdings represent more than the minimum number of votes referred to above.

                                        By Order of the Board of Directors


                                        By: /s/ Steve M. Peltzman
                                            ------------------------------
                                            Steve M. Peltzman
                                            Chief Executive Officer

December 6, 2005
Framingham, MA

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                                     Form of
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SALIVA DIAGNOSTIC SYSTEMS, INC.
                    - - - - - - - - - - - - - - - - - - - - -
                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
                    - - - - - - - - - - - - - - - - - - - - -


Saliva Diagnostic Systems, Inc., a corporation organized and existing under the and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

      FIRST, That Article FIRST of the Certificate of Incorporation of the Corporation, as amended to date, is hereby stricken, and replaced in its entirety by a new Article FIRST as follows:

            1.    The name of the Corporation is StatSure Diagnostic Systems,
                  Inc.

      SECOND, That the foregoing amendment was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the Sate of Delaware.

      THIRD, That the effective date of this Certificate of Amendment shall be the close of business on the day it is filed with the Secretary of State.

      IN WITNESS WHEREOF, the Company has caused the Certificate of Amendment to be executed this ___ day of January, 2006, by an officer thereunto duly authorized.

                                        SALIVA DIAGNOSTIC SYSTEMS, INC.

                                        By: s/s____________________________
                                               Steve M. Peltzman
                                               Chief Executive Officer